EXHIBIT 5

                             Jenkens & Gilchrist                   AUSTIN, TEXAS
                         A PROFESSIONAL CORPORATION               (512) 499-3800
                                                               CHICAGO, ILLINOIS
                               1100 LOUISIANA                     (312) 425-3900
                                 SUITE 1800                        DALLAS, TEXAS
                            HOUSTON, TEXAS 77002                  (214) 855-4500
                                                         LOS ANGELES, CALIFORNIA
                               (713) 951-3300                     (310) 820-8800
                         FACSIMILE (713) 951-3314             NEW YORK, NEW YORK
                                                                  (212) 704-6000
                                                            PASADENA, CALIFORNIA
  Judy G. Gechman             www.jenkens.com                     (626) 578-7400
  (713) 951-3356                                              SAN ANTONIO, TEXAS
 jgechman@jenkens.com                                             (210) 246-5000
                                                                WASHINGTON, D.C.
                                                                  (202) 326-1500



                               October 1, 2002


Swift Energy Company
Suite 400
16825 Northchase Drive
Houston, Texas 77060

     Re: Opinion as to Legality of Certain Securities of Swift Energy Company

Ladies and Gentlemen:

     We have acted as counsel to Swift Energy Company, a Texas corporation (the "Company"), in connection with its registration under the Securities Act of 1933, as amended (the "Securities Act"), for resale under the Securities Act of 300,000 shares of the Company's Common Stock, par value $.01 per share (the "Shares"). The terms and conditions of such offering are described in a prospectus (the "Prospectus") contained in a Registration Statement on Form S-3
(the  "Registration   Statement")   filed  with  the  Securities  and  Exchange
Commission (the "Commission") today.

     We have examined the Prospectus and the Registration Statement and such other records, documents, opinions, and instruments as in our judgment are necessary or appropriate to enable us to render this opinion. In conducting our examination, we have assumed the genuineness of all signatures, the legal capacity of all individual signatories, the accuracy of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies. In addition, we have assumed and without independent investigation have relied upon the factual accuracy of the representations, warranties and other information contained in the items we examined. We have made such legal and factual determinations as we have deemed relevant.

     Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that the Shares are duly authorized and validly issued and are fully paid and nonassessable securities of the Company.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to reference being made to our firm under the caption "Legal Opinion" in the Prospectus. We also consent to the filing of this opinion with state securities officials in connection with the registration of the Shares under applicable state securities laws. In giving this consent, this firm does not thereby admit that it comes into the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

     We express no opinion as to the laws of any jurisdiction other than the State of Texas and the federal laws of the United States of America.

     The opinions expressed herein are given as of the date hereof and we undertake no obligations to supplement this letter if any applicable law changes after such date or if we become aware of any facts that might change the opinions expressed herein after such date or for any other reason.

                                                     Sincerely yours,

                                                     JENKENS & GILCHRIST,
                                                     A Professional Corporation



                                                     By: /s/ Judy G. Gechman
                                                         -----------------------
                                                            Judy G. Gechman
                                                            Authorized Signatory